SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  June 21, 2011

 ZAGG Inc
 (Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of Capital Stock of ReminderBand, Inc.; Securities Purchase Agreement; Financing Agreement

On June 21, 2011, Zagg Inc, a Nevada corporation (the “Company” or “ZAGG”), entered into a Stock Purchase Agreement (the “SPA”) with ReminderBand, Inc., a Utah corporation doing business as iFrogz™ (“iFrogz”), and the shareholders of iFrogz (the “Shareholders,” and collectively with iFrogz, the “iFrogz Parties”).  ZAGG announced that the cash portion of the Purchase Price for the iFrogz Shares, as well as certain transaction fees and expenses, would be financed through a financing agreement (the “Financing Agreement”).

The Company filed a Current Report on Form 8-K on June 22, 2011, to announce the acquisition, and stated that financial statements and pro forma financial information required by this item would be filed in an amendment to the Current Report within the time limits set forth in the rules of the Commission.  The financial statements and pro forma financial information are attached as exhibits hereto.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) are filed as Exhibit 99.3 to this Current Report and are incorporated herein by reference.

(b)           Pro Forma Financial Information

Pro Forma financial information required by Item 9.01(b) are filed as Exhibit 99.4 to this Current Report and are incorporated herein by reference.

(d)           Exhibits.

23.1	Consent of Jones Simkins, P.C.
99.3	Financial Statements of iFrogz
99.4	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

By:	/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer

Date: September 6, 2011

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